EXHIBIT 99.1

PRESS RELEASE

Quantum Reports Fiscal 2004 First Quarter Results

Record Revenues and Profitability within Fuel Cell Systems Operating Segment

Irvine, CA – September 9, 2003—Quantum Fuel System Technologies Worldwide, Inc., (Nasdaq: QTWW) today reported results for its fiscal 2004 first quarter ended July 31, 2003.

For the first quarter of fiscal year 2004, Quantum reported revenues of $7.9 million, driven by record product sales and total revenues within its Fuel Cell Systems operating segment. Fuel Cell Systems revenues during the quarter were $4.4 million, representing a 282.7% increase over the prior year’s first quarter. The Fuel Cell Systems operating segment was profitable during the quarter with $1.3 million in operating income. Revenues within the Alternative Fuels segment were $3.5 million during the quarter, relatively flat compared to the first quarter of fiscal year 2003. The Alternative Fuels segment improved its gross profits by $0.8 million and reported an operating loss of $0.9 million compared to a loss of $1.7 million on revenues of $3.5 million during the first quarter of fiscal year 2003. During the quarter, Quantum reported a net loss of $1.8 million or $0.08 per share. This compared to a net loss of $5.1 million or $0.35 per share on revenues of $4.6 million for the same period of fiscal year 2003.

During the first quarter of fiscal year 2004, Quantum’s net cash used in operations was only $43,000 compared to $3.4 million during the prior year first quarter. This improvement was primarily driven by the lower operating loss, positive gross margins, and improved customer collections. Depreciation and amortization expense was $1.3 million during the quarter ended July 31, 2003, compared to $0.9 million during the prior year first quarter.

Alan P. Niedzwiecki, President and CEO, stated, “Our operating performance and financial position continues to improve. We continue to grow the business as demonstrated by the record revenues, but we maintain a disciplined and diversified approach to our growth strategy. We have improved our gross margins by focusing on profitable and strategic programs and are managing the cost structure with emphasis on customer driven applications. Our Fuel Cell Systems segment was profitable for the second straight quarter and we were near cash break-even for the quarter on a consolidated basis.”

Niedzwiecki added, “Quantum’s revenues are being driven by the increase in shipments of hydrogen storage tanks, pressure regulators, and associated hardware to Asia-Pacific based automakers for their fuel cell vehicle programs. During the quarter, we expanded several programs and shipped storage systems for a new fuel cell bus platform that is complementing existing passenger fuel cell vehicle platforms. These programs demonstrate our ability to expand our customer programs and deliver state-of-the-art technologies to leading OEMs throughout the world.”

Quantum Fuel Systems Technologies Worldwide, Inc.
Condensed Statements of Operations
Unaudited
Three Months Ended July 31, 2002 and 2003
	Three Months Ended July 31,
	2002	2003
Net revenue:
Product sales	$2,823,153	$6,549,685
Contract revenue	1,795,365	1,328,501

Total revenue	4,618,518	7,878,186
Costs and expenses:
Cost of product sales	3,640,862	4,372,889
Research and development expense	3,225,068	3,108,153
Selling, general and administrative expense	2,311,382	2,154,747

Total costs and expenses	9,177,312	9,635,789

Operating loss	(4,558,794)	(1,757,603)
Interest expense (income), net	96,490	(26,235)
Gain/(Loss) on disposal	(400,111)	—
Other expense (income), net	—	9
Provision for income taxes	—	36,545

Net loss applicable to common stock	$(5,055,395)	$(1,767,923)

Basic and diluted loss per share	$(0.35)	$(0.08)

Number of shares used in basic and diluted per share calculation	14,450,910	22,680,444

Summary Cash Flow and Balance Sheet Information:

	Three Months Ended July 31,
	2002	2003
Depreciation and amortization	$892,717	$1,313,557
Cash flow from operations	(3,419,752)	(42,917)
Capital expenditures	155,003	67,455

	April 30, 2003	July 31, 2003
Cash and cash equivalents	$11,538,873	$11,255,784
Working capital	15,499,773	16,024,464
Total assets	53,733,511	47,899,931
Debt	138,794	93,090
Stockholders’ equity	42,950,269	41,072,047

Financial Results Call Scheduled:

September 9, 2003

1:30 p.m. Pacific time (4:30 p.m. Eastern time)

Conference Call Number: (785) 832-1508

Participants should call this number 5 to 10 minutes prior to the starting time. An operator will check your name and organization and ask you to wait until the call begins. For those of you unable to join us at this time, a playback of this call will be available until September 10, 2003 at 8:59 p.m. Pacific time. The number for this service is (888) 566-0821 or (402) 220-0423. For assistance, please call Elaine Lovre at (206) 315-8252.

About Quantum:

Quantum focuses on three primary product and system applications: Transportation, Fuel Cell Stationary Power Generation, and Hydrogen Refueling Infrastructure. The company manufactures both components and end products. In the Transportation sector, Quantum designs and supplies state-of-the-art fuel system technologies to many of the world’s leading OEMs with Hydrogen systems for both Internal Combustion Engine (ICE) and Fuel Cell applications and Natural Gas and LPG fuel systems for internal combustion applications. In Stationary Power, Quantum currently supplies components and integrated systems to developers of fuel cell stationary power products and is working to expand its product portfolio in these applications. In the area of refueling infrastructure, Quantum offers several hydrogen and natural gas refueling systems focused on early infrastructure development, targeting 1 to 20 vehicle applications.

Quantum’s ultra-light weight composite fuel storage, fuel injection and metering technologies, electronic control products and OEM level systems integration capabilities have enabled the company to develop a product portfolio with state-of-the-art technologies and products, a diverse customer base, and strong alliances with partners such as General Motors and Sumitomo Corporation.

Quantum is a Tier 1 OEM supplier and a member of the GM Fuel Cell Alliance of fuel cell commercialization companies. Quantum’s customer base includes General Motors, Toyota, Opel, Hyundai, Suzuki, Ford, Sunline, Yamaha, and AeroVironment.

Quantum’s web site: www.qtww.com.

Except for historical information, the statements, expectations, and assumptions contained in the foregoing press release are forward-looking statements. Such forward-looking statements include, but are not limited to, the company’s expectations regarding revenues and cash from operations in future periods and expected future operating results; future opportunities for Quantum, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Such statements are subject to a number of risks and uncertainties, and actual results could differ materially from those discussed in any forward-looking statement. Factors that could cause actual results to differ materially from such forward-looking statements include, among other factors, prevailing market conditions; the company’s ability to design and market advanced fuel metering, fuel storage and electronic control products; the company’s ability to meet OEM specifications; the success of the company’s recently announced programs with strategic partners; growth of the company’s business in international markets; the level and success of the company’s development and commercial programs with OEMs, particularly shifts in demand for fuel cell products from OEM customers; the company’s ability to manage its cost structure; the company’s ability to achieve profitability on a consolidated basis. Reference should also be made to the risk factors set forth from time to time in the company’s SEC reports, including but not limited to those contained in the section entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2003. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

+1-206-315-8242

drasmussen@qtww.com

Cathy Johnston

Director of Communications and Corporate Support

+1-949-399-4548

cjohnston@qtww.com

©2003 QUANTUM Fuel Systems Technologies Worldwide, Inc.

Advanced Technology Center

17872 Cartwright Road, Irvine, CA 92614

Phone 949-399-4500 Fax 949-399-4600